Exhibit 10.70

REIMBURSEMENT AGREEMENT

Between

PROVENA FOODS INC.

And

WELLS FARGO BANK, NATIONAL ASSOCIATION

Dated as of December 1, 2005

(Letter of Credit No. NZS558449 for $6,221,813.00)

REIMBURSEMENT AGREEMENT

REIMBURSEMENT AGREEMENT, dated as of December 1, 2005 (the “Agreement”) between PROVENA FOODS INC. (the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”)

WHEREAS, pursuant to that certain Indenture of Trust dated as of December 1, 2003 between the Borrower and U. S. Bank National Association (the “Trustee”) (the “Indenture”), the Borrower has issued its Variable/Fixed Rate Demand Bonds Series 2003A (the “Bonds”) in the aggregate principal amount of $6,300,000.00; and

WHEREAS, as a condition precedent to the issuance of the Bonds, the Trustee required that the Borrower obtain and deliver to the Trustee, for the benefit of the holders of the Bonds, an irrevocable letter of credit to secure payment of the Bonds;

WHEREAS, at the time of the issuance of the Bonds, Comerica Bank issued such irrevocable letter of credit (“Comerica LC”);

WHEREAS, the Borrower has requested that the Bank issue an irrevocable direct-pay letter of credit to the Trustee, in replacement of the Comerica LC, substantially in the form attached hereto as Exhibit A (the “Letter of Credit”), and the Bank has agreed to issue such Letter of Credit upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants contained herein, and in order to induce the Bank to issue the Letter of Credit, the Borrower and the Bank hereby agree as follows. (Capitalized terms used herein and not otherwise defined have the meaning set forth in Section 17 hereof.)

SECTION 1. TERMS AND AMOUNT OF LETTER OF CREDIT.

The Bank hereby agrees, on the terms and subject to the conditions set forth in this Agreement, to issue its irrevocable direct-pay Letter of Credit for the account of the Borrower in favor of the Trustee in an initial amount not to exceed the Stated Amount, which amount approximates the aggregate principal amount of the Bonds plus forty-five (45) days’ interest calculated at ten percent (10%), based on the actual number of days elapsed in a year of 365 days. The Letter of Credit shall be issued on the date on which the Bank, in its sole discretion, shall determine that all of the conditions precedent set forth in Section 4 of this Agreement shall have been satisfied, and shall expire on the Expiration Date. Notwithstanding anything herein to the contrary, this Agreement shall not expire or be otherwise terminated until such time as all payment obligations to the Bank due or to become due hereunder have been paid.

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SECTION 2. REIMBURSEMENT AND OTHER PAYMENTS.

(a) Reimbursement Obligations. Except as provided in Section 2(b) hereof, the Borrower agrees to pay to the Bank (i) on the day that the Bank pays a Drawing made by the Trustee under the Letter of Credit, all amounts paid by the Bank pursuant to the Letter of Credit to or on behalf of the Borrower in respect of such Drawing; and (ii) interest on any and all amounts unpaid by the Borrower when due under this Agreement from the date such amounts become payable until payment in full (collectively, the “Reimbursement Obligations”). Except as provided in Section 2(b) hereof, interest shall accrue on unpaid Reimbursement Obligations at a rate per annum equal to the Default Rate.

(b) Tender Reimbursement Obligations.

(i) Each Tender Drawing paid by the Bank under the Letter of Credit shall constitute a Tender Reimbursement Obligation which obligation shall be due and payable by the Borrower as set forth below. The Trustee shall use the proceeds of Tender Drawings only for the purpose of purchasing Bonds tendered or deemed tendered for purchase pursuant to Article 3.01 of the Indenture.

(ii) Upon receiving, or receiving notification of, any Tender Drawing, the Bank shall notify the Borrower of such Tender Drawing and the amount of the Tender Drawing. The amount of any Tender Drawing shall be due and payable within five (5) days of the date the Tender Drawing is paid by the Bank (the “Tender Drawing Date”), unless within said five (5) day period the Borrower shall execute and deliver to the Bank a Notice of Intent to Borrow in the form attached hereto as Exhibit B. Interest shall accrue at the Default Rate on all Tender Drawing amounts from the Tender Drawing Date to the date such Tender Drawing is reimbursed in full, unless a Notice of Intent to Borrow with respect to that Tender Drawing is returned within five (5) days of the Tender Drawing Date, in which case interest shall accrue from the Tender Drawing Date at the Tender Drawing Rate; provided, however, that Borrower shall have the option to reimburse a portion of the Tender Drawing amount, in which case Borrower shall, within the applicable five (5) day period, pay to the Bank the amount of the reimbursed portion of the Tender Drawing, together with any accrued interest on said amount calculated from the Tender Drawing Date at the Tender Drawing Rate, and deliver the Notice of Intent to Borrow to the Bank specifying the amount of the Tender Drawing which is reimbursed and unreimbursed.

(iii) The Borrower agrees to pay to the Bank, within five (5) Business Days after the Tender Drawing Date, the amount of any Tender Drawing with respect to which Borrower has executed and returned a Notice of Intent to Borrow in accordance with the preceding subsection (ii). The unreimbursed amount of any such Tender Drawing shall bear interest at the Tender Drawing Rate from the Tender Drawing Date of such Tender Drawing until the date that payment of the principal amount of the Tender Drawing becomes due hereunder

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and at the Default Rate thereafter. Interest due on such amounts shall be paid to the Bank on the last day of each month commencing with the month on which last day occurs at least ten (10) calendar days after the Tender Drawing Date, and on the date that reimbursement of the principal amount of such Tender Drawing is due and payable. Borrower shall submit to the Bank, together with every payment of Tender Drawing amounts and interest due thereon under this Section 2, a statement specifying the amounts paid, the principal and interest portions of such payments, and the basis upon which Borrower calculated such amounts.

(iv) The Borrower may, upon at least one (1) Business Day’s notice to the Bank, prepay the outstanding amount of any Tender Reimbursement Obligation in whole or in part (but not in sums less than $10,000.00 per prepayment), together with accrued interest at the Tender Drawing Rate from the Tender Drawing Date related to such Tender Reimbursement Obligation to the date of such prepayment on the amount prepaid; provided, however, that prepayments shall be credited first to interest due and owing on any Reimbursement Obligations outstanding hereunder other than Tender Reimbursement Obligations, then to interest due and owing on any Tender Reimbursement Obligations, and finally to principal due and owing on any Tender Reimbursement Obligations, applied in the order in which Drawings connected therewith were paid by the Bank; provided, further, that the proceeds paid to the Bank from any redemption of Bank Bonds pursuant to the Indenture or from any remarketing of Bank Bonds pursuant to Section 3.02 of the Indenture will be credited toward the Tender Reimbursement Obligations of the Borrower, applied in the order in which Drawings connected therewith were paid by the Bank.

(v) All proceeds of the sale by the Remarketing Agent (as provided in Section 3.02 of the Indenture) of Bank Bonds, shall be remitted by the Tender Agent to the Bank to prepay any then outstanding Tender Reimbursement Obligations, applied in the order in which the Drawings connected therewith were paid by the Bank.

(vi) The Trustee shall deliver all Bonds purchased with the proceeds of a Tender Drawing to the Bank (or its designated nominee) and shall register the Bank (or its designated nominee) as owner of such Bonds in its registration books, which Bonds shall evidence the corresponding Tender Reimbursement Obligation. Such Bonds shall be deemed Bank Bonds and shall be entitled to all of the rights and privileges of and shall be governed by all of the terms and conditions of the Bonds and the Indenture; provided, however, that:

a.	such Bonds shall be redeemed or purchased and all principal and interest owing thereon shall be payable to the Bank;

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b.	if the Bank receives reimbursement in full of amounts paid by the Bank with respect to any Tender Drawing by 5:00 p.m. (San Francisco time) on the Tender Drawing Date of such Tender Drawing, no interest shall be payable by the Borrower with respect thereto;

c.	such Bonds may not be tendered for purchase pursuant to Section 3.01 of the Indenture;

d.	such Bonds shall not be entitled to payment of any premium upon redemption.

(c) Initial Fee. The Borrower shall pay to the Bank an initial fee upon the issuance of the Letter of Credit as set forth in the Credit Agreement.

(d) Continuing Letter of Credit Fees. The Borrower agrees to pay to the Bank continuing nonrefundable letter of credit fees (the “Continuing Fees”) in an amount equal to one and one-half of one percent (1.5%) per annum of the Stated Amount less the amounts drawn under the Letter of Credit which are not reinstated. Said fees shall be payable in advance on a monthly basis, on the first day of each month. In addition, the Borrower shall pay to Bank upon the amendment or transfer of the Letter of Credit and upon the negotiation of each draft presented under the Letter of Credit, fees and charges determined by Bank in accordance with Bank’s standard fees and charges in effect at the time the Letter of Credit is amended or transferred or any draft is paid.

(e) Computation of Interest and Fees. Interest and Letter of Credit Fees payable hereunder (including interest at the Default Rate and the Tender Drawing Rate) shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(f) Payment of Amounts Due From Borrower. The Borrower agrees to pay, in lawful currency of the United States and in immediately available funds, all amounts due the Bank under this Agreement directly to the Bank at its address listed on the signature page hereof until such time as the Borrower is notified in writing by the Bank of a different address.

(g) Method of Payment of Amounts Due. Bank shall, and Borrower hereby authorizes Bank to, debit any demand deposit account of Borrower with Bank designated by Borrower in writing, or if no such account is designated by Borrower, any demand deposit account of Borrower with Bank as Bank shall determine in its sole discretion, for all payments of principal, interest, fees and other payments payable under this Agreement, as they become due. Should, for any reason whatsoever, the good funds in any such demand deposit account be insufficient to pay all such sums when due, Borrower shall immediately upon demand remit to Bank the full amount of any such delinquency.

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(h) Payments to be made on a Business Day. If any amount payable hereunder shall fall due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day, and interest at the rates provided herein shall continue to accrue during such extension. Nothing contained in this Agreement shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law.

SECTION 3. AMORTIZATION PAYMENTS; INTEREST PAYMENTS; SECURITY INTEREST IN COLLATERAL; OPTIONAL REDEMPTION OF BONDS

Scheduled Redemptions of Bonds. The Borrower agrees to redeem portions of the Bonds (the “Scheduled Redemptions”) annually on the Interest Payment Date (as defined in the Indenture) for January of each year (each a “Scheduled Redemption Date”), and continuing through the earlier to occur of (x) the date that all amounts due under the Reimbursement Agreement shall have been paid in full, or (y) the Expiration Date. The principal amount of each Scheduled Redemption shall be in an amount equal to the largest integral multiple of the Authorized Denomination (as defined in the Indenture) for the Bonds that can be paid with the amounts required to be deposited with the Bank during the twelve months prior to the applicable January Interest Payment Date under this Section 8.1:

Date	Quarterly Deposit Amount	Yearly Amount
February 1, 2005, and the first day of each quarter thereafter through and including January 1, 2006	$42,500.01	$170,000/year
February 1, 2006, and the first day of each quarter thereafter through and including January 1, 2007	$45,000.00	$180,000/year
February 1, 2007, and the first day of each quarter thereafter through and including January 1, 2008	$47,500.02	$190,000/year
February 1, 2008, and the first day of each quarter thereafter through and including January 1, 2009	$51,250.02	$205,000/year

Scheduled Redemptions shall be effected by A Drawings and B Drawings under the Letter of Credit. Borrower shall provide the Trustee with sixty (60) days prior written notice of any optional redemption of the Bonds to be made in connection with the Scheduled Redemptions, and shall provide Bank a copy of any such notice concurrently therewith. The amounts required to reimburse the Bank for the draws on the Letter of

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Credit made in order to accomplish such Scheduled Redemptions shall be deposited into the Reimbursement Account (defined below) on a quarterly basis as set forth in the table above on the first day of each quarter (with each such payment hereafter referred to as a “Redemption Payment”).

(a) Deposit of Interest Payment Amounts. Borrower shall also deposit into the Reimbursement Account, at least 10 Business Days prior to each Interest Payment Date (as defined in the Indenture), an amount sufficient (the “Interest Payment Amount”) to reimburse Bank for the F Drawing (and, to the extent applicable, the A Drawing) which shall be made by the Trustee on such Interest Payment Date.

(b) Reimbursement Account For Payments. Borrower shall maintain with Bank, and Borrower hereby grants to Bank a security interest in, an interest bearing deposit account over which Borrower shall have no control (the “Reimbursement Account”) and into which Borrower shall deposit the Redemption Payments and the Interest Payment Amounts. Bank shall, and Borrower hereby authorizes Bank to, debit the Reimbursement Account on each Redemption Payment Date and on each Interest Payment Date to fund the A Drawing or the B Drawing pursuant to which the Scheduled Redemption was effected or the F Drawing pursuant to which the interest payment was made.

(c) Collateral. The Borrower grants to the Bank as security for the performance by Borrower of its obligations hereunder, a first priority lien on all real property and improvements constituting the Project (the “Real Property”), and a first priority security interest in all personal property, fixtures, machinery and equipment now owned or hereafter acquired by Borrower, located in or on, related to, or to be used in connection with the Project, the Reimbursement Account, all funds maintained pursuant to the Indenture (the “Bond Funds”) and the Pledged Bonds (as defined in the Indenture) and all proceeds of the foregoing (collectively, the “Collateral”). Borrower hereby represents and warrants to the Bank that (i) the Real Property and the Collateral are free and clear of liens and encumbrances and shall continue to remain free and clear of liens and encumbrances until such time as all amounts due under this Agreement have been paid in full, and (ii) the Collateral is free and clear of liens and encumbrances and shall continue to remain free and clear of liens and encumbrances until such time as all amounts due under this Agreement have been paid in full.

(d) Perfection of Security Interest. Borrower agrees to take any and all action and to execute any and all documents as the Bank, in its sole discretion, may deem necessary or desirable in order to perfect a first priority lien and security interest in the Real Property and Collateral in favor of the Bank as referenced in Section 3(e) hereof.

(e) Optional Redemptions of Bonds. Any optional redemption of the Bonds, other than the Scheduled Redemptions, shall require prior written consent of Bank, as well as receipt by Bank of satisfactory evidence of Borrower’s ability to reimburse Bank for any drawing under the Letter of Credit for such redemption.

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SECTION 4. ISSUANCE OF THE LETTER OF CREDIT.

(a) Agreement of the Bank. Subject to the terms and conditions of this Agreement, on the Date of Issuance and subject to satisfaction of the conditions set forth in Subparagraph (b) below, the Bank shall issue the Letter of Credit in the Stated Amount effective on the Date of Issuance.

(b) Conditions Precedent to Issuance of the Letter of Credit. The obligation of the Bank to issue the Letter of Credit is subject to the following conditions precedent:

(i) The Bank shall have received on or before the Date of Issuance the following, each dated such date and in such form and substance as is satisfactory to the Bank and its counsel:

(A) A Deed of Trust with Assignment of Rents, in form and substance satisfactory to the Bank, duly executed and acknowledged by Borrower, constituting a first priority lien on the Real Property (the “Deed of Trust”);

(B) A Security Agreement: Equipment and Fixtures, in form and substance satisfactory to Bank, duly executed by Borrower, granting to Bank a first priority security interest in the Collateral located on the Real Property or related thereto (the “Security Agreement: Equipment and Fixtures”);

(C) Executed copies of security agreements granting to the Bank a security interest in the Reimbursement Account as security for Borrower’s obligations hereunder (collectively the “Security Agreement”);

(D) Executed copies of a general pledge agreement granting to the Bank a security interest in the Pledged Bonds and Bond Funds as security for Borrower’s obligations hereunder (the “Pledge Agreement”);

(E) Acknowledgment copies of proper UCC-1 Financing Statements duly filed in the office of the Secretary of State of the State of California, in the Office of the County Recorder of San Joaquin County, State of California, and in all other jurisdictions as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests in favor of the Bank created by the security agreements referenced hereinabove;

(F) Certified copies of Requests for Information (Form UCC-3 or equivalent reports) listing the Financing Statements referred to in paragraph (C) above and all other effective financing statements which name the Borrower (under its present name and any previous name) as debtor and which are filed in the jurisdictions referred to in said paragraph (C), together with copies of such other financing statements (none of

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which shall cover the collateral purported to be covered by the Security Agreements described in B and C above);

(G) Evidence that all other actions necessary or, in the opinion of the Bank, desirable to perfect and protect the security interests and liens created by the Deed of Trust and the Security Agreement: Equipment and Fixtures have been taken;

(H) An ALTA policy of title insurance, in an amount not less than the Stated Amount issued by a title insurance company acceptable to Bank and its legal counsel, naming Bank as an insured lender, containing such endorsements as Bank or its legal counsel may request, including, without limitation, endorsement numbers 100, 116 and such other endorsements requested by Bank in its sole discretion, and insuring Bank against any liens, encumbrances and exceptions, except only those exceptions Bank has approved in writing;

(I) Evidence of all insurance required to be maintained by the terms of the Deed of Trust;

(J) An opinion of Kutak Rock LLP, Bond Counsel, dated the Date of Issuance and addressed to the Bank, which opinions shall be satisfactory to the Bank and its counsel in form and substance;

(K) Executed copies of this Agreement;

(L)Review and approval by Bank and its legal counsel of such leases, regulatory agreements, and other contracts and agreements as are designated by Bank;

(M)Review and approval of a Phase I Environmental Site Assessment;

(N) Review and approval of current financial statements and credit reports for Borrower (collectively, the “Borrower Financial Statements”);

(O) An appraisal of the real property legally described in the Deed of Trust performed by an appraiser acceptable to Bank;

(P) Evidence that the Comerica LC has been returned by the Trustee or has otherwise been terminated;

(Q) Issuance of a rating letter, rating the Bonds at a level acceptable tot he Bank in its sole discretion; and

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(R) Such other documents, instruments, approvals (and, if requested by Bank, certified duplicates of executed copies thereof) or opinions, including, without limitation, opinions of Borrower’s legal counsel, as Bank may reasonably request.

(ii) The following statements shall be true and correct on the Date of Issuance as they pertain to the Borrower, and the Bank shall have received a certificate signed by Borrower dated the Date of Issuance stating that:

(A) The representations and warranties contained in Section 7 of this Agreement or in any instrument delivered pursuant to or in connection with this Agreement are correct on and as of the Date of Issuance (and after giving effect to the issuance of the Letter of Credit) as though made on and as of such date;

(B) No Default or Event of Default has occurred and is continuing, or would result from the issuance of the Letter of Credit;

(C) No material adverse change has occurred in the operations or condition (financial or otherwise) of Borrower since the date of the most recent Borrower Financial Statements, except as disclosed in writing to the Bank, or would result from the issuance of the Letter of Credit; and

(D) All conditions precedent to the issuance of the Bonds to be performed by the Borrower shall have been satisfied.

(iii) On or prior to the Date of Issuance, the Bank shall have received reimbursement of Bank’s fees and expenses (including, without limitation, allocated in-house counsel fees) incurred in connection with this Agreement and the Letter of Credit.

(c) Other Obligations of Borrower. As soon as possible following the Date of Issuance, Borrower shall insure that a complete transcript of proceedings relating to the issuance of the Bonds is delivered to Bank.

SECTION 5. OBLIGATIONS ABSOLUTE.

Except as hereinafter provided, the obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

(a) any lack of validity or enforceability of the Letter of Credit or any of the Related Documents, except if such lack of validity or enforceability shall be the result of any action or omission of the Bank;

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(b) any amendment or waiver of, or any consent to, this Agreement or any Related Documents;

(c) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the Trustee, any beneficiary, or any transferee of the Letter of Credit (or any Person for whom the Trustee, any such beneficiary, or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the Related Documents or any unrelated transaction; provided, however, that nothing in this Section 5 shall prevent the assertion of any such claim by separate suit or counterclaim;

(d) any statement in any certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(e) payment by the Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit except if such payment constitutes the gross negligence or willful misconduct of the Bank or such draft or certificate does not substantially comply with the requirements of the Letter of Credit under which it is presented;

(f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, which results from the Bank’s gross negligence or willful misconduct;

(g) any delay, extension of time, renewal, compromise or other indulgence agreed to by the Bank without notice to, or approval of, the Borrower in respect to any of the Borrower’s indebtedness to the Bank under this Agreement;

(h) any failure to complete the Project; or

(i) any exchange, release or nonperfection of any lien or security interest in any collateral pledged or otherwise provided to secure any of the obligations contemplated herein or in any of the other Related Documents.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants as follows:

(a) Legal Status. Borrower is a corporation validly existing and in good standing under the laws of the State of California, and is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

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(b) Business Operations. The Borrower has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(c) Power and Authority. The execution, delivery and performance by the Borrower of this Agreement and the Related Documents to which it is a party are within the Borrower’s powers, have been duly authorized by all necessary action, do not contravene or constitute a default under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or contractual restriction binding on the Borrower or its property, and do not result in or require the creation or imposition of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, except as contemplated by such Related Documents.

(d) Approvals. No further approval, authorization, consent, order, notice to or filing or registration with any governmental authority or any public board or body (other than in connection or in compliance with the provisions of the securities or “blue sky” laws of any jurisdiction which were not required on or prior to the Date of Issuance) is legally required with respect to the Borrower’s participation in the issuance of the Bonds and the entering into performance by the Borrower of this Agreement and the Related Documents to which it is a party.

(e) Enforceability. This Agreement and the Related Documents to which the Borrower is a party have been or will be duly executed and delivered and are, or upon execution will be, the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to, or limiting, creditors’ rights generally or the availability of equitable remedies.

(f) Disclosure of Information. The statements and information contained in the official statement issued in connection with the issuance of the Letter of Credit which relate to the Borrower and/or the Project, and which relate to information provided by the Borrower in connection with the issuance of the Letter of Credit are, and at the Date of Issuance will continue to be, true, correct and complete in all material respects and as to such statements, do not, and at the Date of Issuance will not, omit any statement or information necessary to make the statements and information therein, in the light of the circumstances under which they were made, not misleading in any material respect.

(g) Financial Statements. The financial statements of the Borrower, copies of which have been delivered to the Bank, fairly present the financial position of the Borrower as of the date thereof and the results of operations and changes in financial position for the periods indicated. Since the date of the most recent financial statements, there have been no material adverse change in the condition or operations of the Borrower not disclosed in such information, and no event has occurred which materially adversely affects or is likely to affect the business, operations, assets or condition (financial or otherwise) of the Borrower.

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(h) Litigation. Except as disclosed to the Bank in the Credit Agreement, there are no actions, suits or proceedings, including, without limitation, proceedings before any governmental commission, board, bureau or other administrative agency, pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower which will (to the extent not covered by insurance) in the opinion of the Borrower have a material adverse effect on the Project, the business, the financial condition, or the results of operations of the Borrower or which in any manner questions the validity of this Agreement or any of the Related Documents to which the Borrower is a party.

(i) Filing of Tax Returns. The Borrower has filed all United States federal income tax returns, State tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, except for those which the Borrower is diligently contesting in good faith and with respect to which adequate provision has been made. The charges, accruals and reserves on the books of the Borrower, as determined by the Borrower or an independent certified accountant or firm of accountants, as applicable, in respect of taxes or other governmental charges are adequate in the opinion of the Borrower or such independent certified accountant or firm of accountants, as applicable. The Borrower will promptly notify the Bank of any taxes or assessments that the Borrower is contesting.

(j) Government Regulations. The Borrower is not subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, or any federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed.

(k) Securities Activities. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined within Regulations G, T and U of the Board of Governors of the Federal Reserve System).

(l) Related Documents. The Borrower makes the representations and warranties made by it in the Related Documents to and for the benefit of the Bank as if the same were set forth at length in this Agreement.

(m) Changes in Law. To the best of the Borrower’s knowledge, there is not pending any change of law which, if enacted or adopted, could have a material adverse effect on the Borrower’s ability to perform its obligations under the Related Documents.

(n) Environmental Matters. The Project does not contain or incorporate and is not threatened with contamination from Hazardous Materials (hereinafter defined). The Project will not be used and has never been used in connection with the handling, storage, or disposal of Hazardous Materials. There have been no releases and there are no threatened releases of Hazardous Materials on, onto, from, or under the Project. For purposes of this Agreement, the terms “disposal,” “release,” and “threatened

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release” shall have the definitions assigned thereto by the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), 42 U.S.C. Section 9601 et seq., as amended. “Hazardous Materials” means any asbestos, PCB’S, ureaformaldehyde, flammable explosives, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, radioactive materials, or materials defined under Federal or California laws and regulations as “hazardous substances,” “hazardous materials,” or “toxic substances”, including, without limitation, any substances defined as or included in the definition of “hazardous substances”, “hazardous materials”, or “toxic substances” in the comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; and those substances defined as “hazardous wastes” or “hazardous substances” in the California Health & Safety Code; and in the regulations adopted, published and/or promulgated pursuant to said laws. To the best of Borrower’s knowledge, all past and current uses of the Project comply with all federal, state, and local laws regulating Hazardous Materials, owners of the Project have never received notice of a violation of any federal, state, or local law regulating Hazardous Materials applicable to the Project, and no actions have been commenced or threatened for non-compliance with such laws. The Borrower is not required by any law regulating Hazardous Materials to obtain any permit or license to use the Project. The Project does not contain and has never contained an underground storage tank (including, without limitation, a tank for which a permit to operate was obtained under the Underground Storage of Hazardous Substances Act). No event has occurred which requires or required any owner of the Project to give any public entity notice of any spill, release, threatened release, disposal, or existence of Hazardous Materials on the Project. There has been no litigation brought or threatened against any owner of the Project nor have any settlements been reached by or with any party or parties alleging the presence, disposal, release, or threatened release of any Hazardous Materials on, onto, from, or under the Project.

(o) No Breach. The consummation of the transactions contemplated hereby and the execution, delivery and performance of this Agreement and the other Related Documents by the Borrower will not violate or constitute or result in a material breach of or a default under any mortgage, deed of trust, lease, loan or security agreement, corporate charter, articles, or bylaws, as applicable, or any other instrument to which the Borrower is a party or by which it may be bound or affected.

(p) Americans With Disabilities Act Compliance. The Project has been designed and shall be constructed and completed, and thereafter maintained, in strict accordance and full compliance with all of the requirements of the Americans With Disabilities Act of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. 12101, et. seq., as amended from time to time (“ADA”). Borrower shall be responsible for all ADA compliance costs.

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SECTION 7. COVENANTS OF THE BORROWER.

So long as the Expiration Date has not occurred or any amount is due or owing to the Bank hereunder, the Borrower agrees that it will comply with the following covenants:

(a) Reporting Requirements. The Borrower will deliver to the Bank the financial statements and other reports as set forth in the Credit Agreement and such other information as the Bank may reasonably request.

(b) Consolidations, Mergers, Sales of Assets. The Borrower will not dispose of all or substantially all of its assets and not combine or consolidate with or merge into any other entity, or sell, lease or otherwise transfer all or any substantial part of its assets to any entity, without the prior written consent of the Bank. It is hereby expressly agreed that any disposition of the Project in violation of this subparagraph (b) shall be deemed an Event of Default hereunder and shall be ineffective to relieve the Borrower of its obligations under this Agreement. Nothing in this subparagraph (b) shall affect any provision of the Related Documents to which the Borrower is a party which require the consent of the Bank or the Trustee as a precondition to the disposition of the Project.

(c) Maintenance of Property; Insurance. The Borrower will keep all property useful and necessary in its business in reasonably good working order and condition and will maintain, with financially sound and reputable insurance companies, insurance on all its property of the types, in the amounts and against such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business, including but not limited to fire, extended coverage, public liability, property damage, and worker’s compensation, and will deliver to Bank from time to time at Bank’s request schedules setting forth all insurance then in effect.

(d) [Intentionally Omitted].

(e) Conduct of Business and Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect all rights, privileges, contracts and leases necessary or desirable for the normal conduct of Borrower’s business. The Borrower will also continue to conduct its business in an orderly manner without voluntary interruption and remain qualified to do business in the State and in each other jurisdiction where such qualification is required.

(f) Compliance with Laws. The Borrower will comply, in all material respects, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings; provided, however, that the foregoing shall not require compliance with any such law, ordinance, rule, regulation and/or requirement so long as failure to comply shall not have a material adverse effect

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on the condition of the Borrower and its ability to perform its obligations under this Agreement and the Related Documents.

(g) Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower will permit representatives of the Bank at reasonable times and intervals upon prior written notice to visit and inspect any of Borrower’s properties, books and records, to examine and make copies of any books and records (subject to proprietary and confidentiality policies and agreements binding upon the Borrower), and to discuss its affairs, finances and accounts with his employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

(h) Notices. The Borrower will promptly give signed written notice to the Bank of the occurrence of any Default or Event of Default at the earliest possible date after discovery of such Default or Event of Default, but in any event no later than three (3) Business Days following discovery of a Default or Event of Default relating to payment obligations of Borrower and five (5) Business Days following discovery of any other Default or Event of Default, setting forth the details of, and the actions which the Borrower proposes to take with respect to, such Default or Event of Default. The Borrower will also promptly give notice to the Bank of any pending or threatened action, suit or proceeding with a claim against Borrower in excess of $100,000.00.

(i) Related Documents. The Borrower will comply with the terms and covenants of the Related Documents to which it is a party. The Borrower will not amend, modify or terminate or agree to amend, modify or terminate any Related Documents.

(j) Taxes and Other Liabilities. Borrower shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal and including federal and state income taxes, except such as the Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of the Bank for eventual payment thereof in the event that it is found that the same is an obligation of the Borrower.

(k) Other Indebtedness. Regarding the Project, the Borrower shall not create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except the liabilities of the Borrower to the Bank and any other liabilities of the Borrower existing as of, and disclosed to Bank in writing prior to, the date hereof, and indebtedness subordinated to Borrower’s obligations to Bank pursuant to a subordination agreement(s) in form and content acceptable to Bank.

(l) Guaranties. The Borrower shall not guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or

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collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of the Borrower as security for, any liabilities or obligations of any person or entity, except in favor of Bank.

(m) Loans, Advances, Investments. The Borrower shall not make any loans or advances to, or investments in, any person or entity, except as disclosed to the Bank in writing prior to the date hereof and approved by Bank.

(n) Pledge of Assets. The Borrower shall not mortgage, pledge, grant or permit to exist a security interest in, or a lien upon, any of its assets now owned or hereafter acquired which are part of, or relate to, the Project, except any of the foregoing in favor of the Bank.

SECTION 8. EVENTS OF DEFAULT.

The occurrence of any of the following events shall constitute an Event of Default under this Agreement (each herein referred to as an “Event of Default”):

(a) Misrepresentation. Any representation or warranty made by the Borrower herein or in any certificate, financial or other statement furnished by the Borrower pursuant to this Agreement shall prove to have been untrue or incomplete in any material respect when made;

(b) Required Payments. The Borrower shall fail to pay to Bank or deposit with Bank any amount specified in this Agreement when due to be paid or deposited;

(c) Other Covenants. The Borrower shall fail to perform or observe any other material term, covenant or agreement on its part to be performed or observed hereunder (other than as specified in (b) above) and any such failure shall remain unremedied for a period of twenty (20) calendar days.

(d) Invalidity. Any material provision of this Agreement or any Related Document shall at any time for any reason cease to be in full force and effect or valid and binding on the Borrower, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower or the Borrower shall deny that it has any further liability or obligation under this Agreement, and such event shall have, or be likely to have, a material adverse effect on the condition of the Borrower and its ability to perform its obligations under this Agreement or the Related Documents;

(e) Voluntary Insolvency. The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors, or an order for relief, or seeking to take advantage of any insolvency law, or file an answer admitting the material allegations of

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a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or corporate action shall be taken by it for the purpose of effecting any of the foregoing;

(f) Involuntary Insolvency. If without the application, approval or consent of the Borrower, an involuntary case or other proceeding shall be instituted in any court of competent jurisdiction under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors seeking, in respect of the Borrower, an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding-up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower, or of all or any substantial part of the assets of the Borrower, or other like relief in respect thereof under any bankruptcy or insolvency law;

(g) Other Defaults. The Borrower shall default in the payment or performance of any tax liability or of any obligation, or the occurrence of any defined event of default under the terms of any contract or instrument (including but not limited to the Credit Agreement) pursuant to which Borrower has incurred any debt or other liability, including, without limitation, the Related Documents, to any person or entity, including, without limitation, the Bank;

(h) Material Adverse Change. A material adverse change, as determined by Bank in the good faith exercise of its discretion, shall occur in the financial condition of the Borrower;

(i) Death or Incapacity. The death of any owner of Borrower, or the dissolution or liquidation of Borrower, or Borrower or any of its partners shall take action seeking to effect the dissolution or liquidation of Borrower, or the withdrawal from Borrower of any general partner of Borrower;

(j) Change in Ownership. Any Change in Control (as defined in the Credit Agreement) shall occur.

(k) Real Estate. The sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, without Bank’s prior written consent, of all or any part of or interest in any real property collateral required hereby;

(l) Liens, Attachment; Condemnation. (i) The recording of any claim of lien (except as permitted under the Credit Agreement) against the Project, Real Property or other Collateral, or the service on Bank of any bonded stop notice relating to the Project, and the continuance of such claim of lien or bonded stop notice for twenty (20) calendar days without discharge, satisfaction or provision for payment being made by Borrower in a manner satisfactory to Bank; or (ii) the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to, any material portion of the Project, Real Property or other Collateral; or (iii) the sequestration or attachment of, or any levy or execution upon, any of the Project, Real Property or other

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Collateral, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) calendar days after the occurrence thereof or thirty (30) calendar days prior to the sale of the assets affected thereby;

(m) Loss of Priority. The failure at any time of the Deed of Trust to be a valid first lien upon the Project or Real Property, or any portion thereof; or

(n) Possession of Project. Borrower shall for any reason cease to be in possession of and occupy the Project.

SECTION 9. REMEDIES.

(a) Declaring Amounts Due and Payable. Upon the occurrence of an Event of Default, the Bank may, and the Bank shall upon the occurrence of an Event of Default for which the Bank has received a notice from the Trustee that an event of default has occurred under the Indenture and such default is not cured by the Borrower within the applicable time period, declare all amounts payable by the Borrower under this Agreement at such time or in the future to be immediately due and payable (and the same shall upon such notice become immediately due and payable), in each case without any presentment, demand, protest or other notice or formality of any kind. Upon any such occurrence, the Bank may, in addition, (a) exercise all of its rights and remedies under any Related Document (to which the Bank is a party or the Bank is a third party beneficiary) or applicable law, (b) require the Trustee to redeem all Bonds as provided in Section 3.01 of the Indenture, or (c) exercise all or any combination of the remedies provided for in this Section.

(b) Right of Set-Off; Waiver of Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final, including, without limitation, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) at any time held, and other indebtedness at any time owing, by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand under this Agreement and although such obligations may be contingent and unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies which the Bank may have, including, without limitation, other rights of set-off; provided, however, that the Bank waives any such right, and any other similar right it may have at law or otherwise, during the pendency of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceedings against the Borrower under the laws of any jurisdiction, to the extent that the exercise of

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such rights during the pendency of such proceedings would result in the Bank’s being released, prevented or restrained from or delayed in fulfilling the Bank’s obligations with respect to the Letter of Credit, as provided herein.

SECTION 10. AMENDMENTS, ETC.

No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 11. NOTICES.

Except as expressly provided for herein, all notices and other communications provided for hereunder shall be in writing (including tested telex, telegraphic and facsimile communication) and mailed, telegraphed, telexed, faxed or delivered to each party at the address or telex or facsimile number specified for such party on the signature page of this Agreement, or at such other address or telex or facsimile number as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, if mailed, telegraphed or faxed, be effective when received addressed as aforesaid, if telexed, when the appropriate answer back is received, and if faxed, when confirmation of receipt is received. Communications by the Trustee with the Bank with respect to the Letter of Credit shall be made as provided in the Letter of Credit. Any tested telex, telegraphic or facsimile communication provided to the Bank hereunder shall be promptly followed by a written confirmation thereof.

SECTION 12. NO WAIVER; REMEDIES.

No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 13. INDEMNIFICATION.

(a) Indemnification. In addition to its other obligations hereunder, the Borrower hereby agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Bank, its officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any and all claims, damages, losses, liabilities, costs or expenses (collectively “Claim”) (including, without limitation, reasonable attorneys fees) whatsoever which the Indemnitees may incur (or which may be claimed against the Indemnitees by any Person) by reason of or in connection with (a) any failure by the Borrower to comply with applicable federal and state laws and regulations pertaining to the Bonds; (b) any breach by the Borrower of any representation, warranty or covenant made in or pursuant to this Agreement; or (c) any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the

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Bank from paying any amount under the Letter of Credit. Nothing in this Section 13 is intended to limit any obligation of the Borrower contained in this Agreement or to include any Claims caused by Bank’s gross negligence or willful misconduct.

(b) Borrower Assuming Bank’s Defense. If any action shall be brought against the Bank or any other Indemnitee in respect of which indemnity may be sought against the Borrower, the Bank shall promptly notify the Borrower in writing, and the Borrower shall promptly assume the defense thereof, including, without limitation, the employment of counsel (the selection of which shall have been approved by the Bank, and such approval shall not be unreasonably withheld), the payment of all expenses, and the right to negotiate and consent to settlement. In addition, the Bank shall have the right at Borrower’s expense to employ separate counsel and to participate in the defense of any such action if the Bank has been advised by counsel of recognized standing in matters of banking or securities laws that it has defenses or causes of action separate from those of the Borrower. If the Borrower elects not to defend such action, the Bank shall have the right to employ counsel to defend such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of the Borrower. The Borrower shall not be liable for any settlement of any such action effected without its consent by the Bank, but if settled with the consent of the Borrower or if there be a final judgment for the plaintiff in any such action against the Borrower or the Bank, with or without the consent of the Borrower, the Borrower agrees to indemnify and hold harmless the Bank to the extent provided herein.

SECTION 14. CONTINUING OBLIGATION.

The obligation of the Borrower under this Agreement shall continue until the later of (a) the Expiration Date or (b) the date upon which all amounts due and owing to the Bank under this Agreement shall have been paid in full and shall (i) be binding upon the Borrower and the Bank, their successors and assigns, and (ii) inure to the benefit of and be enforceable by the Bank and the Borrower and their successors and assigns; provided, however, that the Borrower may not assign all or any part of this Agreement without the prior written consent of the Bank. Notwithstanding the foregoing, the indemnity set forth in Section 13 and Section 31 herein shall survive the termination of this Agreement.

SECTION 15. TRANSFER OF LETTER OF CREDIT.

The Letter of Credit may be transferred in accordance with the provisions set forth therein and in the Indenture.

SECTION 16. LIABILITY OF THE BANK. As between the Borrower and the Bank, the Borrower assumes all risks of the acts or omissions of the Trustee and any transferee of the Letter of Credit with respect to its use of the Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the Trustee at law or in

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equity or under any other agreement; unless any such act or omission is the result of Bank’s willful misconduct or gross negligence.

SECTION 17. CERTAIN DEFINED TERMS.

As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires otherwise, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“A Drawing” means any draw in the form of Annex A to the Letter of Credit made under the Letter of Credit to pay the principal amount upon an optional and/or a mandatory redemption of a portion of the Bonds in accordance with the Indenture.

“Agreement” means this Reimbursement Agreement, as the same may be from time to time amended or supplemented.

“Amortization Payment Date” has the meaning set forth in Section 3(a) of this Agreement.

“Bank” means Wells Fargo Bank, National Association.

“Bank Bonds” means the Bonds purchased or deemed to be purchased or otherwise acquired with Drawings under the Letter of Credit during any period such Bonds are held by or on behalf of the Bank.

“B Drawing” means any draw in the form of Annex B to the Letter of Credit made under the Letter of Credit to pay unpaid interest upon an optional and/or a mandatory redemption of a portion of the Bonds.

“Bonds” means the Variable/Fixed Rate Demand Bonds Series 2003A, in the original principal amount of $6,300,000.00.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which the Bank’s San Francisco Letter of Credit Operations Office is Closed.

“C Drawing” means any draw in the form of Annex C to the Letter of Credit made under the Letter of Credit to pay the principal amount of those Bonds which the Remarketing Agent has been unable to remarket within the time limits established in the Indenture.

“Credit Agreement” means that certain Credit and Security Agreement dated as of December 1, 2005 by and between Borrower and Bank, as may be amended from time to time.

“D Drawing” means any draw in the form of Annex D to the Letter of Credit made under the Letter of Credit to pay the unpaid interest on those Bonds which the

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Remarketing Agent has been unable to remarket within the time limits established in the Indenture.

“Date of Issuance” is the date the Letter of Credit is issued, that date being December 1, 2005.

“Deed of Trust” means the Deed of Trust with Assignment of Rents defined in Section 4(b)(i)(A) hereof.

“Default” means any event or condition specified in Section 9 hereof which, with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a variable rate of interest equal to the Prime Rate in effect from time to time plus four percent (4%).

“Disbursement Plan” has the meaning given to it in Section 5(b).

“Drawing” means an A Drawing, B Drawing, C Drawing, D Drawing, E Drawing or F Drawing, as the context may require.

“E Drawing” means any draw in the form of Annex E to the Letter of Credit made under the Letter of Credit to pay the total unpaid principal and interest on all of the Bonds outstanding at stated maturity, upon acceleration following an Event of Default or upon redemption as a whole.

“Event of Default” has the meaning set forth in Section 9 hereof.

“Expiration Date” has the meaning assigned to that term in the Letter of Credit.

“F Drawing” means any draw in the form of Annex F to the Letter of Credit made under the Letter of Credit to pay unpaid interest with respect to the Bonds on an Interest Payment Date.

“GAAP” shall mean generally accepted accounting principles.

“Indenture” means the Indenture dated December 1, 2003 between the Borrower and the Trustee together with any amendments and supplements thereto.

“Interest Payment Amount” has the meaning set forth in Section 3(b) of this Agreement.

“Letter of Credit” means the Bank’s irrevocable direct-pay Letter of Credit No. NZS558449.

“Notice of Intent to Borrow” means the notice in the form attached hereto as Exhibit B.

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“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

“Prime Rate” means a base rate that the Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

“Project” means the real property and the manufacturing facility located at 251 and 254 D’Arcy Parkway, Lathrop, California 95330, which are more particularly described in the Deed of Trust, including all fixtures, but excluding equipment which is personal property, inventory and accounts receivable.

“Related Documents” means the Bonds, the Indenture, the Deed of Trust, the UCC-1 Financing Statements, and any other agreement or instrument related to the issuance of the Letter of Credit and pertaining to Borrower.

“Remarketing Agent” means the Remarketing Agent appointed pursuant to the Remarketing Agreement and any successors appointed in accordance with Section 3.02 of the Indenture.

“Reimbursement Account” has the meaning set forth in Section 3(c) of this Agreement.

“Reimbursement Obligations” has the meaning set forth in Section 2(a) of this Agreement.

“Scheduled Redemption” has the meaning set forth in Section 3(a) of this Agreement.

“Scheduled Redemption Date” has the meaning set forth in Section 3(a) of this Agreement.

“Security Agreement: Equipment and Fixtures” has the meaning set forth in Section 4(b)(i)(B) of this Agreement.

“Stated Amount” means $6,221,813.00.

“Tender Drawing” means any draw upon the Letter of Credit pursuant to a draft accompanied by a certificate in the form of Annex C or D to the Letter of Credit for the purchase price of the Bonds which are tendered for repurchase pursuant to Article IV of the Indenture.

“Tender Drawing Date” has the meaning set forth in Section 2(b) (ii) of this Agreement.

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“Tender Drawing Rate” means a variable rate of interest equal to the Prime Rate in effect from time to time plus one half of one percent (0.5%).

“Tender Reimbursement Obligation” means any obligation of the Borrower to the Bank resulting from a Tender Drawing.

“Trustee” means U.S. Bank National Association, acting under the Indenture, or any successor to such party as Trustee under the Indenture.

“UCP” means the Uniform Customs and Practices for Documentary Credits, an International Chamber of Commerce publication, current on the date of this Agreement or any substitution therefor or replacement thereof.

SECTION 18. COSTS, EXPENSES AND TAXES; ALLOCATION OF INCREASED COSTS.

(a) Costs, Expenses and Taxes. Borrower agrees to pay on demand by Bank all costs, expenses and fees incurred or assessed by the Bank in connection with the preparation, execution and delivery of this Agreement, the Letter of Credit (including, without limitation, any extensions thereof) , the Related Documents and any other documents which may be delivered in connection with this Agreement and the Letter of Credit, the granting of any extension of the Letter of Credit, any waiver or amendment or the giving of any consent under, this Agreement, the Related Documents and such instruments or any transfer of the Letter of Credit, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank (to include outside counsel fees and all allocated costs of the Bank’s in-house counsel) with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement, all reasonable costs and expenses, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank (to include outside counsel fees and all allocated costs of the Bank’s in-house counsel), if any, in connection with the enforcement of this Agreement and such other documents which may be delivered in connection with this Agreement. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Letter of Credit (including any extensions thereof), the Related Documents and such other documents, and agrees to save the Bank harmless from and against any an all liabilities with respect to or resulting from any delay by the Borrower in paying or omission to pay such taxes and fees. The Bank agrees promptly to notify the Borrower of any such taxes and fees which are incurred by the Bank.

(b) Allocation of Increased Costs. If any past, present or future legislative, administrative or judicial action has the direct or indirect effect of imposing upon the Bank any requirement or condition regarding this Agreement or the Letter of Credit that directly or indirectly increases the cost to the Bank of issuing, maintaining or honoring draws under the Letter of Credit, over the cost thereof as of the date of this Agreement, the Bank shall so notify the Borrower and the Borrower shall pay to the Bank on or

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before the due date or dates specified in the Bank’s notice all additional amounts necessary to compensate the Bank for such additional costs. The Bank shall deliver to the Borrower a certificate showing the amount and manner of calculation of such increased costs, and stating that the assessment of such increase in costs is fair and reasonable and has not been arbitrarily applied to the Borrower. Such certificate shall be conclusive (absent manifest error) as to such amount. Without limiting the generality of the foregoing, if (a) any insurance premium is imposed by the Federal Deposit Insurance Corporation or other similar banking authority in connection with the Letter of Credit, (b) any reserve requirement is imposed by any banking authority in connection with the Letter of Credit, or (c) any capital adequacy requirement not currently in effect is imposed by any banking authority which has the effect of reducing the anticipated return on capital of the Bank in connection with the Letter of Credit, then the cost to the Bank of such premium, reserve requirement and/or capital adequacy requirement shall be payable by the Borrower as an additional cost in accordance with this Section.

SECTION 19. ATTORNEYS’ FEES.

In the event that any party hereto shall incur legal fees and costs in connection with the actual or threatened breach of any provision hereof, or to enforce any right or remedy hereunder, such party shall be entitled to recover such reasonable fees and costs from the breaching party. In the event that an action is brought in connection with this Agreement the prevailing party shall be entitled to recover from the losing party in addition to any money judgment or other relief, such reasonable attorneys’ fees, actual disbursements and costs as may be incurred by the prevailing party instituting or defending such litigation, together with such reasonable costs and expenses of litigation as may be allowed by the court. Such attorneys’ fees shall include reasonable outside counsel fees and all reasonable allocated costs of a party’s in-house counsel.

SECTION 20. SEVERABILITY.

Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

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SECTION 21. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts to be performed in said State. Unless Bank otherwise specifically agrees in writing, the Letter of Credit, even if it is not a documentary credit, the opening of the Letter of Credit, the performance by Bank under the Letter of Credit, and the performance by the beneficiary and any advising, confirming, negotiating, paying or other bank under the Letter of Credit, shall be governed by and be construed in accordance with the UCP in force on the Date of Issuance of the Letter of Credit.

SECTION 22. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 23. CONSENT OF JURISDICTION AND VENUE, ETC.

The Borrower irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or such other documents which may be delivered in connection with this Agreement may be brought in a court of record in the State of California or in the Courts of the United States of America located in the State of California, (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding and (iii) waives any objection which it may have to the laying of venue of any suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to the Borrower at its address specified in Schedule A hereto by certified mail, return receipt requested. The Borrower agrees that a final and non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any suit, action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

SECTION 24. SATISFACTION REQUIREMENT.

If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Bank, the determination of such satisfaction shall be made by the Bank in its sole and exclusive judgment reasonably exercised in good faith.

SECTION 25. CONSENTS.

Any time the Bank’s consent is required hereunder, such consent shall not be unreasonably withheld or delayed.

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SECTION 26. ACCOUNTING TERMS AND DEFINITIONS.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP in effect from time to time, on a basis consistent with the most recent financial statements of the Borrower delivered to the Bank.

SECTION 27. COUNTERPARTS.

This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 28. RIGHTS AND REMEDIES CUMULATIVE.

All rights and remedies of the Bank under this Agreement are in addition to all rights and remedies of the Bank as a bondholder under the Indenture.

SECTION 29. BANK RELIANCE.

It is specifically understood by the Borrower that all statements, representations and warranties made by the Borrower in this Agreement and any other Related Document to which the Borrower is a party shall be deemed to have been relied upon by the Bank as an inducement to enter into this Agreement and the other agreements contemplated hereby and that if any such statements, representations and warranties were materially incorrect at the time they were made, the Bank may consider any such misrepresentation or breach an Event of Default hereunder. There are no facts that the Borrower has failed to disclose to the Bank that, individually or in the aggregate, could have a materially adverse effect on the Borrower’s ability to perform its obligations under any of the Related Documents. Each of the representations and warranties shall survive any investigations or inquiries made by the Bank or any of its representatives.

SECTION 30. PERMITTED CONTESTS.

The Borrower shall have the right, before any delinquency occurs, to contest or object in good faith to any claim, demand, levy or assessment (other than in respect of any indebtedness or obligation of the Borrower under any of the Related Documents), by appropriate legal proceedings which are not prejudicial to the Bank’s rights, but this shall not be deemed or construed as in any way relieving, modifying or providing any extension of time with respect to the Borrower’s covenant to pay and comply with any such claim, demand, levy or assessment, unless the Borrower shall have given prior written notice to the Bank of the Borrower’s intent to so contest or object thereto, and unless (i) the Borrower shall have demonstrated to the Bank’s satisfaction that such legal proceedings shall conclusively operate to prevent enforcement prior to final determination of such proceedings, and (ii) the Borrower shall have furnished such bond, surety, undertaking, or other security in connection therewith as is requested by and satisfactory to the Bank, in the amount of such claim plus reasonable sums to pay

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costs, interest and penalties, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Project.

SECTION 31. ENVIRONMENTAL INDEMNITY.

(a) Indemnity. The Borrower agrees unconditionally and absolutely to defend, indemnify and hold harmless the Bank and its respective directors, officers, employees, and agents from and against any and all damages, diminution in value, penalties, fines, losses, liabilities, causes of actions, suits, claims, demands, costs and expenses (including, without limitation, all out-of-pocket litigation costs and the reasonable fees and expenses of counsel) of any nature, directly or indirectly arising out of or in connection with: (a) the inaccuracy or incompleteness of any representation or warranty provided by the Borrower in Section 6(n) of this Agreement (b) the release, or disposal of Hazardous Materials on, onto, from or under the Project; and (c) any failure by the Borrower to comply with the terms of any order of any federal, state or municipal authority having regulatory authority over environmental matters. The Borrower’s obligations pursuant to the foregoing indemnification and hold harmless agreement shall survive the closing, disbursement of the loan funds, judicial or nonjudicial sale under the deed of trust securing the loan to the Borrower, conveyance by deed in lieu of foreclosure to the Bank and any subsequent conveyance of the Project.

(b) Defense of Environmental Claims. If any claim is made or brought against the Bank which is subject to the indemnification set forth in this Section 31, the Borrower shall defend the same, if necessary in the name of the Bank, by attorneys approved by the Bank. Notwithstanding the foregoing, the Bank may in its discretion, upon the occurrence of any claim, engage its own attorneys to defend or assist therein and at the Bank’s option, its counsel shall control the litigation or resolution of such claim. The resolution and settlement of any such claim shall require the written consent of Bank. The Borrower shall pay or, on demand, shall reimburse the Bank for the payment of the reasonable fees and disbursements of the Bank’s attorneys.

(c) General Provisions Concerning the Environmental Indemnity. The Borrower agrees that its obligations under this Section 31 are not secured by the Deed of Trust securing the loan referred to herein, that Code of Civil Procedure Sections 580a, 580b, 580d, and 726 shall not apply to this Agreement, and that the Bank may enforce the provisions of this Agreement following reconveyance, extinguishment, judicial or non-judicial foreclosure of the Deed of Trust, or conveyance by deed in lieu of foreclosure of the Deed of Trust. The indemnity set forth in this Section 31 shall survive the termination of this Agreement.

SECTION 32. ARBITRATION.

(a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A “Dispute” shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or

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equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Related Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Related Documents, including, without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Related Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

(b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association (“AAA”) or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Related Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. 91 or any similar applicable state law.

(c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including, without limitation, injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

(d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the State of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the

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same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

(e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the State of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the State of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the State of California.

(f) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

(g) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or

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other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Related Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Related Documents or any relationship between the parties.

[Signatures on Following Page]

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Executed as of the date first written above.

PROVENA FOODS, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas J. Mulroney	By:	/s/ Angelo Samperisi
Name:	Thomas Mulroney	Name:	Angelo Samperisi
Title:	Chief Financial Officer	Title:	Vice President

Address for Notices: 5010 Eucalyptus Avenue Chino, California 91710		Address for Notices: 245 South Los Robles Avenue Suite 700
Attention:	Thomas Mulroney	Pasadena, California 91101
Facsimile:	(909) 627-7315	Attention:	Tony S. Lee
		Facsimile:	(626) 844-9063

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EXHIBIT A

IRREVOCABLE LETTER OF CREDIT

December 1, 2005

Letter of Credit No. NZS558449

U.S. Bank National Association

One California Street, Suite 2100

San Francisco, California 94111

Attention: Ms. Karen Lei

Telephone: (415) 273-4540

Facsimile: (415) 273-4590

Ladies and Gentlemen:

We hereby establish in your favor at the request and for the account of Provena Foods, Inc., a California corporation, our irrevocable Letter of credit in the amount of U.S. $6,221,813.00 (Six Million Two Hundred Twenty One Thousand Eight Hundred Thirteen Dollars and No/100 Cents) in connection with the Bonds (as defined below) available with ourselves by sight payment against presentation of one or more signed and dated demands addressed by you to Wells Fargo Bank, N.A., Letter of Credit Operations Office, San Francisco, California, each in the form of Annex A (an “A Drawing”), Annex B (a “B Drawing”), Annex C (a “C Drawing”), Annex D (a “D Drawing”), Annex E (an “E Drawing”), or Annex F (an “F Drawing”) hereto, with all instructions in brackets therein being complied with. Each such demand must be presented to us in its original form or by facsimile transmission of such original form.

Each such presentation must be made at or before 5:00 p.m. San Francisco time on a Business Day (as hereinafter defined) to our Letter of Credit Operations Office in San Francisco, California (presently located at One Front Street, 21st Floor, San Francisco, California 94111).

This Letter of Credit expires at our Letter of Credit Operations Office in San Francisco, California on December 30, 2008 or, if such date is not a Business Day, then on the first (1st) succeeding Business Day thereafter (the “Expiration Date”).

As used herein the term “Business Day” shall mean a day on which our San Francisco Letter of Credit Operations Office is open for business.

The amount of any demand presented hereunder will be the amount inserted in numbered Paragraph 4 of said demand. By honoring any such demand we make no representation as to the correctness of the amount demanded.

We hereby agree with you that each demand presented hereunder in full compliance with the terms hereof will be duly honored by our payment to you of the amount of such demand, in immediately available funds of Wells Fargo Bank, National Association:

SECTION 33. not later than 9:00 a.m., San Francisco time, on the Business Day following the Business Day on which such demand is presented to us as aforesaid if such presentation is made to us at or before 9:00 a.m., San Francisco time.

or

SECTION 34. not later than 9:00 a.m., San Francisco time, on the second Business Day following the Business Day on which such demand is presented to us as aforesaid, if such presentation is made to us after 9:00 a.m., San Francisco time.

Notwithstanding the foregoing, any demand presented hereunder, in full compliance with the terms hereof, for a C Drawing or D Drawing will be duly honored (i) not later than 12:00 noon, San Francisco time, on the Business Day on which such demand is presented to us as aforesaid if such presentation is made to us at or before 9:00 a.m., San Francisco time, and (ii) not later than 9:00 a.m., San Francisco time, on the Business Day following the Business Day on which such demand is presented to us as aforesaid if such presentation is made to us after 9:00 a.m., San Francisco time.

If the remittance instructions included with any demand presented under this Letter of Credit require that payment is to be made by transfer to an account with us or with another bank, we and/or such other bank may rely solely on the account number specified in such instructions even if the account is in the name of a person or entity different from the intended payee.

With respect to any demand that is honored hereunder, the total amount of this Letter of Credit shall be reduced as follows:

(a)	With respect to any A Drawing or B Drawing, the total amount of this Letter of Credit shall be reduced, as to all demands subsequent to the applicable demand, by the amount of the applicable demand as of the time of presentation of such demand and shall not be reinstated;

(b)	With respect to any C Drawing or D Drawing, the total amount of this Letter of Credit shall be reduced, as to all demands subsequent to the applicable demand, by the amount of the applicable demand as of the time of presentation of such demand; provided, however, that such amount shall be reinstated in full or in part if and to the extent, prior to the Expiration Date, we are reimbursed from remarketing proceeds for all or a portion of such demand, at which time we shall advise you in writing of such reinstatement and the amount reinstated; and

(c)

With respect to any F Drawing, the total amount of this Letter of Credit shall be reduced, as to all demands subsequent to the applicable demand, by the amount of the applicable demand as of the time of presentation of such demand; provided, however, that such amount shall be automatically reinstated on the eighth (8th) Business Day following the date such demand is honored by us, unless (i) you shall have received notice from us by express courier, authenticated SWIFT message, facsimile transmission, or registered mail no later than seven (7) Business Days after such demand is honored by us that there shall be no such reinstatement, or (ii) such eighth (8th) Business Day falls after the Expiration Date.

Upon presentation to us of an E Drawing in compliance with the terms of this Letter of Credit, no further demand whatsoever may be presented hereunder.

An F Drawing shall not be presented to us (i) more than once during any twenty-seven (27) calendar day period, or (ii) with respect to any single F Drawing, for an amount more than U.S. $76,813.00.

It is a condition of this Letter of Credit that the amount available for drawing under this Letter of Credit shall be decreased automatically without amendment upon our receipt of each reduction authorization in the form of Annex G to this Letter of Credit (with all instructions therein being complied with) sent to us as an authenticated SWIFT message or as a signed and dated original form.

Except as otherwise provided herein, this Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revision), Publication No. 500 of the International Chamber of Commerce (the “UCP”); provided, however, that Article 41, paragraphs d, e, f, g, h, i and j of Article 48 and the second sentence of Article 17 shall not apply to this Letter of Credit. Furthermore, as provided in the first sentence of Article 17 of the UCP, we assume no liability or responsibility for consequences arising out of the interruption of our business by Acts of God, riots, civil commotions, insurrections, wars or any other causes beyond our control, or strikes or lockouts. With respect to matters related to this Letter of Credit which are not covered by the UCP, such matters shall be governed by the laws of the State of California, including, without limitation, the Uniform Commercial Code as in effect in the State of California, except to the extent such laws are inconsistent with the UCP or made inapplicable by this Letter of Credit.

This Letter of Credit is transferable and may be transferred more than once, but in each case only in the amount of the full unutilized balance hereof to any single transferee who you shall have advised us pursuant to Annex H has succeeded U.S. Bank National Association or a successor trustee as Trustee under the Indenture of Trust dated as of December 1, 2003 as supplemented from time to time (the “Indenture”) between Provena Foods, Inc., a California corporation (the “Issuer”) and U.S. Bank National Association, as Trustee, pursuant to which U.S. $6,300,000 in aggregate principal amount of the Issuer’s Variable/Fixed Rate Demand Bonds Series 2003A (the “Bonds”) were issued. Transfers may be effected without charge to the transferor and only through ourselves and only upon presentation to us of a duly executed instrument of transfer in the form attached hereto as Annex H. Any transfer of this Letter of Credit as aforesaid must be endorsed by us on the reverse hereof and may not change the place of presentation of demands from our Letter of Credit Operations Office in San Francisco, California.

All payments hereunder shall be made from our own funds.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds and the Indenture), except the UCP to the extent the UCP is not inconsistent with or made inapplicable by this Letter of Credit; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except the UCP.

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:
Authorized Signature

Letter of Credit Operations Office

Telephone No.: 1-800-798-2815 (Option 1)

Facsimile No.: (415) 296-8905

Annex A to Wells Fargo Bank, N.A.

Irrevocable Letter of Credit

No. NZS558449

WELLS FARGO BANK, N.A.

LETTER OF CREDIT OPERATIONS OFFICE

ONE FRONT STREET, 21ST FLOOR

SAN FRANCISCO, CALIFORNIA 94111

FOR THE URGENT ATTENTION OF LETTER OF CREDIT MANAGER.

[INSERT NAME OF BENEFICIARY] (THE “TRUSTEE”) HEREBY CERTIFIES TO WELLS FARGO BANK, N.A. (THE “BANK”) WITH REFERENCE TO IRREVOCABLE LETTER OF CREDIT NO. NZS558449 (THE “LETTER OF CREDIT”; THE TERMS THE “BONDS”, “BUSINESS DAY” AND THE “INDENTURE” USED HEREIN SHALL HAVE THEIR RESPECTIVE MEANINGS SET FORTH IN THE LETTER OF CREDIT) THAT:

(i)	THE TRUSTEE IS THE TRUSTEE OR A SUCCESSOR TRUSTEE UNDER THE INDENTURE.

(ii)	THE TRUSTEE IS MAKING A DEMAND FOR PAYMENT UNDER THE LETTER OF CREDIT WITH RESPECT TO THE PAYMENT OF PRINCIPAL UPON AN OPTIONAL AND/OR MANDATORY REDEMPTION OF LESS THAN ALL OF THE BONDS CURRENTLY OUTSTANDING.

(iii)	THE AMOUNT OF THIS DEMAND FOR PAYMENT WAS COMPUTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE BONDS AND THE INDENTURE AND IS DEMANDED IN ACCORDANCE WITH THE INDENTURE, WHICH AMOUNT PLEASE REMIT TO THE UNDERSIGNED AS FOLLOWS:

[INSERT REMITTANCE INSTRUCTIONS].

(iv)	THE AMOUNT HEREBY DEMANDED UNDER THE LETTER OF CREDIT IS $[INSERT AMOUNT].

(v)	THE TRUSTEE HAS CONTACTED OR ATTEMPTED TO CONTACT BY TELEPHONE AN OFFICER OF THE BANK’S LETTER OF CREDIT OFFICE IN SAN FRANCISCO, CALIFORNIA REGARDING THE AMOUNT OF THIS DEMAND AND THE DATE AND TIME BY WHICH PAYMENT IS DEMANDED.

[CONTINUED ON FOLLOWING PAGE]

(vi)	IF THIS DEMAND IS RECEIVED BY YOU AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME ON A BUSINESS DAY, YOU MUST MAKE PAYMENT ON THIS DEMAND AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME, ON THE NEXT BUSINESS DAY. IF THIS DEMAND IS RECEIVED BY YOU AFTER 9:00 A.M., SAN FRANCISCO TIME, ON A BUSINESS DAY, YOU MUST MAKE PAYMENT ON THIS DEMAND AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME, ON THE SECOND BUSINESS DAY FOLLOWING SUCH BUSINESS DAY.

[INSERT NAME OF BENEFICIARY]

[INSERT SIGNATURE AND DATE]

Annex B to Wells Fargo Bank, N.A.

Irrevocable Letter of Credit

No. NZS558449

WELLS FARGO BANK, N.A.

LETTER OF CREDIT OPERATIONS OFFICE

ONE FRONT STREET, 21ST FLOOR

SAN FRANCISCO, CALIFORNIA 94111

FOR THE URGENT ATTENTION OF LETTER OF CREDIT MANAGER.

[INSERT NAME OF BENEFICIARY] (THE “TRUSTEE”) HEREBY CERTIFIES TO WELLS FARGO BANK, N.A. (THE “BANK”) WITH REFERENCE TO IRREVOCABLE LETTER OF CREDIT NO. NZS558449 (THE “LETTER OF CREDIT”; THE TERMS THE “BONDS”, “BUSINESS DAY” AND THE “INDENTURE” USED HEREIN SHALL HAVE THEIR RESPECTIVE MEANINGS SET FORTH IN THE LETTER OF CREDIT) THAT:

(i)	THE TRUSTEE IS THE TRUSTEE OR A SUCCESSOR TRUSTEE UNDER THE INDENTURE.

(ii)	THE TRUSTEE IS MAKING A DEMAND FOR PAYMENT UNDER THE LETTER OF CREDIT WITH RESPECT TO THE PAYMENT OF UNPAID INTEREST UPON AN OPTIONAL AND/OR MANDATORY REDEMPTION OF LESS THAN ALL OF THE BONDS CURRENTLY OUTSTANDING.

(iii)	THE AMOUNT OF THIS DEMAND FOR PAYMENT WAS COMPUTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE BONDS AND THE INDENTURE AND IS DEMANDED IN ACCORDANCE WITH THE INDENTURE, WHICH AMOUNT PLEASE REMIT TO THE UNDERSIGNED AS FOLLOWS:

[INSERT REMITTANCE INSTRUCTIONS].

(iv)	THE AMOUNT HEREBY DEMANDED UNDER THE LETTER OF CREDIT IS $[INSERT AMOUNT].

(v)	THE TRUSTEE HAS CONTACTED OR ATTEMPTED TO CONTACT BY TELEPHONE AN OFFICER OF THE BANK’S LETTER OF CREDIT OFFICE IN SAN FRANCISCO, CALIFORNIA REGARDING THE AMOUNT OF THIS DEMAND AND THE DATE AND TIME BY WHICH PAYMENT IS DEMANDED.

[CONTINUED ON FOLLOWING PAGE]

(vi)	IF THIS DEMAND IS RECEIVED BY YOU AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME ON A BUSINESS DAY, YOU MUST MAKE PAYMENT ON THIS DEMAND AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME, ON THE NEXT BUSINESS DAY. IF THIS DEMAND IS RECEIVED BY YOU AFTER 9:00 A.M., SAN FRANCISCO TIME, ON A BUSINESS DAY, YOU MUST MAKE PAYMENT ON THIS DEMAND AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME, ON THE SECOND BUSINESS DAY FOLLOWING SUCH BUSINESS DAY.

[INSERT NAME OF BENEFICIARY]

[INSERT SIGNATURE AND DATE]

Annex C to Wells Fargo Bank, N.A.

Irrevocable Letter of Credit

No. NZS558449

WELLS FARGO BANK, N.A.

LETTER OF CREDIT OPERATIONS OFFICE

ONE FRONT STREET, 21ST FLOOR

SAN FRANCISCO, CALIFORNIA 94111

FOR THE URGENT ATTENTION OF LETTER OF CREDIT MANAGER.

[INSERT NAME OF BENEFICIARY] (THE “TRUSTEE”) HEREBY CERTIFIES TO WELLS FARGO BANK, N.A. (THE “BANK”) WITH REFERENCE TO IRREVOCABLE LETTER OF CREDIT NO. NZS558449 (THE “LETTER OF CREDIT”; THE TERMS THE “BONDS”, “BUSINESS DAY” AND THE “INDENTURE” USED HEREIN SHALL HAVE THEIR RESPECTIVE MEANINGS SET FORTH IN THE LETTER OF CREDIT) THAT:

(vii)	THE TRUSTEE IS THE TRUSTEE OR A SUCCESSOR TRUSTEE UNDER THE INDENTURE.

(viii)	THE TRUSTEE IS MAKING A DEMAND FOR PAYMENT UNDER THE LETTER OF CREDIT WITH RESPECT TO THE PAYMENT OF THE PRINCIPAL AMOUNT OF THOSE BONDS WHICH THE REMARKETING AGENT (AS DEFINED IN THE INDENTURE) HAS BEEN UNABLE TO REMARKET WITHIN THE TIME LIMITS ESTABLISHED IN THE INDENTURE.

(ix)	THE AMOUNT OF THIS DEMAND FOR PAYMENT WAS COMPUTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE BONDS AND THE INDENTURE AND IS DEMANDED IN ACCORDANCE WITH THE INDENTURE, WHICH AMOUNT PLEASE REMIT TO THE UNDERSIGNED AS FOLLOWS:

[INSERT REMITTANCE INSTRUCTIONS].

(x)	THE AMOUNT HEREBY DEMANDED UNDER THE LETTER OF CREDIT IS $[INSERT AMOUNT].

(xi)	THE TRUSTEE HAS CONTACTED OR ATTEMPTED TO CONTACT BY TELEPHONE AND TELEFACSIMILE AN OFFICER OF THE BANK’S LETTER OF CREDIT OFFICE IN SAN FRANCISCO, CALIFORNIA REGARDING THE AMOUNT OF THIS DEMAND AND THE DATE AND TIME BY WHICH PAYMENT IS DEMANDED.

[CONTINUED ON FOLLOWING PAGE]

(xii)	IF THIS DEMAND IS RECEIVED BY YOU AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME ON A BUSINESS DAY, YOU MUST MAKE PAYMENT ON THIS DEMAND AT OR BEFORE 12:00 NOON, SAN FRANCISCO TIME, ON SAID BUSINESS DAY. IF THIS DEMAND IS RECEIVED BY YOU AFTER 9:00 A.M., SAN FRANCISCO TIME, ON A BUSINESS DAY, YOU MUST MAKE PAYMENT ON THIS DEMAND AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME, ON THE BUSINESS DAY FOLLOWING SAID BUSINESS DAY.

[INSERT NAME OF BENEFICIARY]

[INSERT SIGNATURE AND DATE]

Annex D to Wells Fargo Bank, N.A.

Irrevocable Letter of Credit

No. NZS558449

WELLS FARGO BANK, N.A.

LETTER OF CREDIT OPERATIONS OFFICE

ONE FRONT STREET, 21ST FLOOR

SAN FRANCISCO, CALIFORNIA 94111

FOR THE URGENT ATTENTION OF LETTER OF CREDIT MANAGER.

[INSERT NAME OF BENEFICIARY] (THE “TRUSTEE”) HEREBY CERTIFIES TO WELLS FARGO BANK, N.A. (THE “BANK”) WITH REFERENCE TO IRREVOCABLE LETTER OF CREDIT NO. NZS558449 (THE “LETTER OF CREDIT”; THE TERMS THE “BONDS”, “BUSINESS DAY” AND THE “INDENTURE” USED HEREIN SHALL HAVE THEIR RESPECTIVE MEANINGS SET FORTH IN THE LETTER OF CREDIT) THAT:

(xiii)	THE TRUSTEE IS THE TRUSTEE OR A SUCCESSOR TRUSTEE UNDER THE INDENTURE.

(xiv)	THE TRUSTEE IS MAKING A DEMAND FOR PAYMENT UNDER THE LETTER OF CREDIT WITH RESPECT TO THE PAYMENT OF THE UNPAID INTEREST ON THOSE BONDS WHICH THE REMARKETING AGENT (AS DEFINED IN THE INDENTURE) HAS BEEN UNABLE TO REMARKET WITHIN THE TIME LIMITS ESTABLISHED IN THE INDENTURE.

(xv)	THE AMOUNT OF THIS DEMAND FOR PAYMENT WAS COMPUTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE BONDS AND THE INDENTURE AND IS DEMANDED IN ACCORDANCE WITH THE INDENTURE, WHICH AMOUNT PLEASE REMIT TO THE UNDERSIGNED AS FOLLOWS:

[INSERT REMITTANCE INSTRUCTIONS].

(xvi)	THE AMOUNT HEREBY DEMANDED UNDER THE LETTER OF CREDIT IS $[INSERT AMOUNT].

(xvii)	THE TRUSTEE HAS CONTACTED OR ATTEMPTED TO CONTACT BY TELEPHONE AND TELEFACSIMILE AN OFFICER OF THE BANK’S LETTER OF CREDIT OFFICE IN SAN FRANCISCO, CALIFORNIA REGARDING THE AMOUNT OF THIS DEMAND AND THE DATE AND TIME BY WHICH PAYMENT IS DEMANDED.

[CONTINUED ON FOLLOWING PAGE]

(xviii)	IF THIS DEMAND IS RECEIVED BY YOU AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME ON A BUSINESS DAY, YOU MUST MAKE PAYMENT ON THIS DEMAND AT OR BEFORE 12:00 NOON, SAN FRANCISCO TIME, ON SAID BUSINESS DAY. IF THIS DEMAND IS RECEIVED BY YOU AFTER 9:00 A.M., SAN FRANCISCO TIME, ON A BUSINESS DAY, YOU MUST MAKE PAYMENT ON THIS DEMAND AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME, ON THE BUSINESS DAY FOLLOWING SAID BUSINESS DAY.

[INSERT NAME OF BENEFICIARY]

[INSERT SIGNATURE AND DATE]

Annex E to Wells Fargo Bank, N.A.

Irrevocable Letter of Credit

No. NZS558449

WELLS FARGO BANK, N. A.

LETTER OF CREDIT OPERATIONS OFFICE

ONE FRONT STREET, 21ST FLOOR

SAN FRANCISCO, CALIFORNIA 94111

FOR THE URGENT ATTENTION OF LETTER OF CREDIT MANAGER.

[INSERT NAME OF BENEFICIARY] (THE “TRUSTEE”) HEREBY CERTIFIES TO WELLS FARGO BANK, N.A. (THE “BANK”) WITH REFERENCE TO IRREVOCABLE LETTER OF CREDIT NO. NZS558449 (THE “LETTER OF CREDIT”; THE TERMS THE “BONDS”, “BUSINESS DAY” AND THE “INDENTURE” USED HEREIN SHALL HAVE THEIR RESPECTIVE MEANINGS SET FORTH IN THE LETTER OF CREDIT) THAT:

(xix)	THE TRUSTEE IS THE TRUSTEE OR A SUCCESSOR TRUSTEE UNDER THE INDENTURE.

(xx)	THE TRUSTEE IS MAKING A DEMAND FOR PAYMENT UNDER THE LETTER OF CREDIT WITH RESPECT TO THE PAYMENT, AT STATED MATURITY, UPON ACCELERATION FOLLOWING AN EVENT OF DEFAULT, OR UPON REDEMPTION AS A WHOLE, OF THE TOTAL UNPAID PRINCIPAL OF, AND UNPAID INTEREST ON, ALL OF THE BONDS WHICH ARE PRESENTLY OUTSTANDING.

(xxi)	THE AMOUNT OF THIS DEMAND FOR PAYMENT WAS COMPUTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE BONDS AND THE INDENTURE AND IS DEMANDED IN ACCORDANCE WITH THE INDENTURE, WHICH AMOUNT PLEASE REMIT TO THE UNDERSIGNED AS FOLLOWS:

[INSERT REMITTANCE INSTRUCTIONS].

(xxii)	THE AMOUNT HEREBY DEMANDED UNDER THE LETTER OF CREDIT IS $[INSERT AMOUNT WHICH IS THE SUM OF THE TWO AMOUNTS SET FORTH IN PARAGRAPH 5, BELOW].

(xxiii)	THE AMOUNT OF THIS DEMAND IS EQUAL TO THE SUM OF (A) $[INSERT AMOUNT] BEING DRAWN IN RESPECT OF THE PAYMENT OF UNPAID PRINCIPAL OF THE BONDS AND (B) $[INSERT AMOUNT] BEING DRAWN IN RESPECT OF THE PAYMENT OF UNPAID INTEREST ON THE BONDS.

[CONTINUED ON FOLLOWING PAGE]

(xxiv)	THE TRUSTEE HAS CONTACTED OR ATTEMPTED TO CONTACT BY TELEPHONE AN OFFICER OF THE BANK’S LETTER OF CREDIT OFFICE IN SAN FRANCISCO, CALIFORNIA REGARDING THE AMOUNT OF THIS DEMAND AND THE DATE AND TIME BY WHICH PAYMENT IS DEMANDED.

(xxv)	IF THIS DEMAND IS RECEIVED BY YOU AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME ON A BUSINESS DAY, YOU MUST MAKE PAYMENT ON THIS DEMAND AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME, ON THE NEXT BUSINESS DAY. IF THIS DEMAND IS RECEIVED BY YOU AFTER 9:00 A.M., SAN FRANCISCO TIME, ON A BUSINESS DAY, YOU MUST MAKE PAYMENT ON THIS DEMAND AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME, ON THE SECOND BUSINESS DAY FOLLOWING SUCH BUSINESS DAY.

[INSERT NAME OF BENEFICIARY]

[INSERT SIGNATURE AND DATE]

Annex F to Wells Fargo Bank, N.A.

Irrevocable Letter of Credit

No. NZS558449

WELLS FARGO BANK, N.A.

LETTER OF CREDIT OPERATIONS OFFICE

ONE FRONT STREET, 21ST FLOOR

SAN FRANCISCO, CALIFORNIA 94111

FOR THE URGENT ATTENTION OF LETTER OF CREDIT MANAGER.

[INSERT NAME OF BENEFICIARY] (THE “TRUSTEE”) HEREBY CERTIFIES TO WELLS FARGO BANK, N.A. (THE “BANK”) WITH REFERENCE TO IRREVOCABLE LETTER OF CREDIT NO. NZS558449 (THE “LETTER OF CREDIT”; THE TERMS THE “BONDS”, “BUSINESS DAY” AND THE “INDENTURE” USED HEREIN SHALL HAVE THEIR RESPECTIVE MEANINGS SET FORTH IN THE LETTER OF CREDIT) THAT:

(xxvi)	THE TRUSTEE IS THE TRUSTEE OR A SUCCESSOR TRUSTEE UNDER THE INDENTURE.

(xxvii)	THE TRUSTEE IS MAKING A DEMAND FOR PAYMENT UNDER THE LETTER OF CREDIT WITH RESPECT TO THE PAYMENT, ON AN INTEREST PAYMENT DATE (AS DEFINED IN THE INDENTURE), OF UNPAID INTEREST WITH RESPECT TO THE BONDS.

(xxviii)	THE AMOUNT OF THIS DEMAND FOR PAYMENT WAS COMPUTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE BONDS AND THE INDENTURE AND IS DEMANDED IN ACCORDANCE WITH THE INDENTURE, WHICH AMOUNT PLEASE REMIT TO THE UNDERSIGNED AS FOLLOWS:

[INSERT REMITTANCE INSTRUCTIONS].

(xxix)	THE AMOUNT HEREBY DEMANDED UNDER THE LETTER OF CREDIT IS $[INSERT AMOUNT].

(xxx)	THE TRUSTEE HAS CONTACTED OR ATTEMPTED TO CONTACT BY TELEPHONE AN OFFICER OF THE BANK’S LETTER OF CREDIT OFFICE IN SAN FRANCISCO, CALIFORNIA REGARDING THE AMOUNT OF THIS DEMAND AND THE DATE AND TIME BY WHICH PAYMENT IS DEMANDED.

[CONTINUED ON FOLLOWING PAGE]

(xxxi)	IF THIS DEMAND IS RECEIVED BY YOU AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME ON A BUSINESS DAY, YOU MUST MAKE PAYMENT ON THIS DEMAND AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME, ON THE NEXT BUSINESS DAY. IF THIS DEMAND IS RECEIVED BY YOU AFTER 9:00 A.M., SAN FRANCISCO TIME, ON A BUSINESS DAY, YOU MUST MAKE PAYMENT ON THIS DEMAND AT OR BEFORE 9:00 A.M., SAN FRANCISCO TIME, ON THE SECOND BUSINESS DAY FOLLOWING SUCH BUSINESS DAY.

[INSERT NAME OF BENEFICIARY]

[INSERT SIGNATURE AND DATE]

Annex G to Wells Fargo Bank, N. A.

Irrevocable Letter of Credit

No. NZS558449

WELLS FARGO BANK, N. A.

LETTER OF CREDIT OPERATIONS OFFICE

ONE FRONT STREET, 21ST FLOOR

SAN FRANCISCO, CALIFORNIA 94111

LETTER OF CREDIT REDUCTION AUTHORIZATION

FOR THE URGENT ATTENTION OF LETTER OF CREDIT MANAGER.

[INSERT NAME OF BENEFICIARY], WITH REFERENCE TO LETTER OF CREDIT NO. NZS558449 ISSUED BY WELLS FARGO BANK, N. A. (THE “BANK”), HEREBY UNCONDITIONALLY AND IRREVOCABLY REQUESTS THAT THE BANK DECREASE THE AMOUNT AVAILABLE FOR DRAWING UNDER THE LETTER OF CREDIT BY $[INSERT AMOUNT].

[FOR SIGNED REDUCTION AUTHORIZATIONS ONLY]

[INSERT NAME OF BENEFICIARY]

By:	[INSERT SIGNATURE]
TITLE:	[INSERT TITLE]

DATE:	[INSERT DAY AND YEAR]

SIGNATURE GUARANTEED BY [INSERT NAME OF BANK]

By:
[INSERT NAME AND TITLE]

Annex H to Wells Fargo Bank, N.A.

Irrevocable Letter of Credit

No. NZS558449

WELLS FARGO BANK, N.A.

LETTER OF CREDIT OPERATIONS OFFICE

ONE FRONT STREET, 21ST FLOOR,

SAN FRANCISCO, CALIFORNIA, 94111

Subject: Your Letter of Credit No.

Ladies and Gentlemen:

For value received, we hereby irrevocably assign and transfer all of our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended, increased or reduced to:

___________________________________________

[Name of Transferee]

___________________________________________

___________________________________________

___________________________________________

[Address of Transferee]

By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.

The original Letter of Credit is returned with all amendments to this date. Please notify the transferee in such form as you deem advisable of this transfer and of the terms and conditions to this Letter of Credit, including amendments as transferred.

You are hereby advised that the transferee named above has succeeded U.S. Bank National Association or a successor trustee, as Trustee under the Indenture of Trust dated as of December 1, 2003 as supplemented from time to time (the “Indenture”) between Provena Foods, Inc., a California corporation (the “Issuer”) and U.S. Bank National Association, as Trustee, pursuant to which U. S. $6,300,000 in aggregate principal amount of Issuer’s Variable/Fixed Rate Demand Bonds Series 2003A were issued.

Very truly yours, U.S. BANK NATIONAL ASSOCIATION

By:
[Insert Name and Title]

TRANSFEROR’S SIGNATURE GUARANTEED

By:
[Bank Name]

By:
[Insert Name and Title]

By its signature below, the undersigned transferee acknowledges that it has duly succeeded U.S. Bank National Association or a successor trustee as Trustee under the Indenture.

[Insert Name of Transferee]

By:
[Insert Name and Title]

EXHIBIT B

NOTICE OF INTENT TO BORROW

Pursuant to that certain Reimbursement Agreement dated as of                     , 2005 (the “Reimbursement Agreement”; capitalized terms used herein without definition shall have the meanings set forth in the Reimbursement Agreement) between PROVENA FOODS INC. (the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”), this represents the Borrower’s notice to Bank of its intention to borrow from the Bank, at the Tender Drawing Rate.

[the full amount of the Tender Drawing made on                     , 20     in the amount of                     ]

or

[a portion of the Tender Drawing made on                     ,              in the amount of $                    ; the portion borrowed being $                    , with the remainder of $                    paid in full herewith together with interest thereon at the Tender Drawing Rate.]

The proceeds of such borrowing are to be used to reimburse the Bank for unreimbursed Tender Drawings in accordance with Section 2(b) of the Reimbursement Agreement.

The Borrower certifies that (i) the representations and warranties contained in Section 6 of the Reimbursement Agreement are correct on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent that any such representation and warranty expressly relates to an earlier date); and (ii) no Event of Default has occurred nor is continuing.

PROVENA FOODS INC.

By:
Name:
Title:

B-1